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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of BreitBurn Energy Partners L.P. on Form S-3 of our report dated October 31, 2007, relating to the carve out financial statements of Quicksilver Resources Inc.—Northeast Operations (which report expresses an unqualified opinion and includes explanatory paragraphs related to the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment and the preparation of the carve out financial statements from the separate records maintained by Quicksilver Resources Inc.), appearing in the Current Report on Form 8-K/A of BreitBurn Energy Partners L.P. filed on January 7, 2008, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
January 7, 2008

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  Exhibit 23.6